PROSPECTUS SUPPLEMENT (to Prospectus dated November 9, 2025)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-290952

TOYO CO., LTD

Up to $30,000,000

Ordinary Shares

We have entered into a sales agreement (“Sales Agreement”) with Roth Capital Partners, LLC (“Roth Capital Partners”) and H.C. Wainwright & Co., LLC (“Wainwright” and, together with Roth Capital Partners, collectively, the “Sales Agents”) relating to the sales of our ordinary shares of a par value of US$0.0001 each (the “ordinary shares”), offered by this prospectus supplement and accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our ordinary shares pursuant to this prospectus supplement and the accompanying prospectus having an aggregate offering price of up to $30,000,000 from time to time through the Sales Agents (the “Offering”).

Our ordinary shares is currently listed on the Nasdaq Capital Market under the symbol “TOYO.” On April 22, 2026, the last reported sale price of our ordinary shares on the Nasdaq Capital Market was $13.78 per share.

Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be an “at-the-market” equity offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agents are not required to sell any specific amount of securities, but will act as our sales agent using reasonable best efforts consistent with its normal trading and sales practices, on mutually agreed terms among the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agents for sales of ordinary shares sold pursuant to the Sales Agreement will be 3.0% of the aggregate gross proceeds of any ordinary shares sold under the Sales Agreement. In connection with the sale of the ordinary shares on our behalf, the Sales Agents may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agents may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). See “Plan of Distribution” beginning on page S-8 for additional information regarding the compensation to be paid to the Sales Agents. We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our ordinary shares involves a high degree of risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement and those found in the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein before investing in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Roth Capital Partners
H.C. Wainwright & Co.

The date of this prospectus supplement is April 22, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form F-3 that we have filed with the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may offer our ordinary shares having an aggregate offering price of up to $200,000,000 from time to time under this prospectus supplement.

This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this Offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this Offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein as of the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. You should carefully read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus that we have authorized for use in connection with this Offering.

We have not, and the Sales Agents have not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, any applicable prospectus supplement, and any applicable free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Sales Agents take no responsibility for, and can provide no assurance as to, the reliability of, any other information that others may give you. We are not, and the Sales Agents are not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, any applicable prospectus supplement, the documents incorporated by reference into this prospectus supplement, and in any applicable free writing prospectus that we may authorize for use in connection with this Offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and any applicable free writing prospectus that we may authorize for use in connection with this Offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, our ordinary shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of ordinary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We own or have rights to certain trademarks that we use in conjunction with the operations of our business. Each trademark, trade name, service mark or copyright of any other company appearing or incorporated by reference in this prospectus belongs to its holder. Solely for convenience, trademarks, trade names, service marks and copyrights referred to in this prospectus may appear with or without the “©”, “®” or “™” symbols, but the inclusion, or not, of such references are not intended to indicate, in any way, that we, or the applicable owner, will not assert, to the fullest extent possible under applicable law, our or their, as applicable, rights to these trademarks, trade names service marks or copyrights. We do not intend our use or display of other companies’ trademarks, trade names, service marks or copyrights to imply a relationship with, or endorsement or sponsorship of us by, such other companies.

When we refer to “TOYO,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean TOYO Co., Ltd together with its direct and indirect wholly owned subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of ordinary shares of the Company.

S-ii

COMMONLY USED DEFINED TERMS

“AGVs” means automatic guided vehicles.

“BestToYo” means BestToYo Technology Company Limited, a Cayman Islands exempted company.

“Business Combination Agreement” means that certain Agreement and the Plan of Merger dated August 10, 2023 (as the same may be amended, restated or supplemented) by and among TOYO Solar, BWAQ, TOYO, Merger Sub, SinCo, VSUN, Fuji Solar, WAG, Belta and BestToYo.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

“Continental” means Continental Stock Transfer & Trust Company.

“Cayman Companies Act” means Companies Act (Revised) of the Cayman Islands.

“Closing Date” means July 1, 2024.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fuji Solar” means Fuji Solar Co., Ltd, a Japanese company, and a majority-owned subsidiary of WWB.

“GW” means gigawatt or one billion watts.

“JOBS Act” means the Jumpstart our Business Startups Act of 2012.

“Merger Sub” means TOYOone Limited, a Cayman Islands exempted company.

“OEM” means Original Equipment Manufacturer.

“Ordinary Shares” means the ordinary shares of a par value of $0.0001 each in the share capital of TOYO.

“PV” means photovoltaic.

“Pre-Merger Reorganization” means the SinCo Acquisition and the Share Exchange, collectively.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SinCo Acquisition” means the acquisition of one hundred percent (100%) of the issued and outstanding shares of capital stock of TOYO Solar by SinCo from VSUN at an aggregate consideration of no less than $50,000,000.

“SinCo” means TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares.

“TOPCon” means Tunnel Oxide Passivated Contact.

“TOYO” means TOYO Co., Ltd, a Cayman Islands exempted company.

“TOYO Solar” means Vietnam Sunergy Cell Company Limited, a Vietnamese company.

“VSUN” means Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company.

“WAG” means WA Global Corporation, a Cayman Islands exempted company.

“WWB” means WWB Corporation, a Japanese company.

“U.S. Dollars” and “$” means United States dollars, the legal currency of the United States.

“U.S. GAAP” means generally accepted accounting principles in the United States.

S-iii

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. These factors and the other cautionary statements made in this prospectus supplement should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

S-iv

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference therein. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement carefully (as supplemented or amended), especially the risks discussed under “Risk Factors” beginning on page S-5 of this prospectus supplement, along with the accompanying prospectus and our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus from our other filings with the SEC, before making an investment decision.

Company Overview

Our mission is to power the world with green and clean energy.

We are an early-stage company incorporated in November 2022 to separate the solar cell and module production businesses from VSUN, a majority-owned subsidiary of Fuji Solar and our affiliate. We are committed to becoming a reliable integrated service solar solutions provider in the United States and globally, integrating the upstream production of wafer and silicon, midstream production of solar cell, downstream production of photovoltaic (PV) modules, and potentially other stages of the solar power supply chain.

We are headquartered in Japan. Currently, we have established two solar cell plants located in Vietnam and Ethiopia. To date, our cell plant in Vietnam has commenced commercial production since the second half of 2023 and achieved its full 2GW annual capacity. By locating our solar cell production in Vietnam, Southeast Asia and incorporating automatic guided vehicles (AGVs) and TOPCon technology in our cell plant, we are well positioned to produce high quality solar cells at a competitive scale and cost. We may plan to further expand the capacity of our facility in Vietnam, and the management is actively observing and analyzing the recent changes and development in relevant regulations and government policies and environmental conditions and evaluating the construction plan and expects to commence the construction when there is more clarity in the relevant regulations and government policies. We have strategically selected a solar cell plant located in Hawassa, Ethiopia, taking advantage of the country’s favorable investment policies, tariff status and ample hydropower supply. Our solar cell plant in Ethiopia has commence production in April 2025 with 2GW production capacity and expanded the capacity to 4GW in August 2025. We aim to fully utilize our annual solar cell production capacity from Vietnam and Ethiopia, as well as collaborations with some OEMs to fulfill additional orders, and supply our solar cells under the “TOYO Solar” brand to our affiliate VSUN and a select group of PV module manufacturers. As of December 31, 2025, we had entered into supply agreements with over 50 third-party solar cell customers and are in active negotiation with several potential customers to supply our solar cells.

We are preparing ourselves for the manufacturing of solar PV modules for sales in the United States, allowing our affiliate VSUN to focus on ex-U.S. PV module markets. Specifically, we have leased a facility located in Texas to accommodate our solar module production. We completed the construction for the first 1GW capacity and commenced production in October 2025. We plan to supply our solar PV modules, initially in collaboration with VSUN, leveraging its experience and certification. Later, we will independently manufacture and supply PV modules under the VSUN brand acquired by us in September 2025. Our module facility in the Houston metropolitan area commenced commercial operations in October 2025. We also plan to continue our collaboration with VSUN to support our PV module supply under VSUN brand based on market demands and our business development. Thereafter, we also plan to construct a solar cell plant in the U.S. at a selected location and continue to be dedicated to becoming a reliable integrated service solar solutions provider in the United States and globally.

VSUN, our affiliate, is a specialized PV modules producer with an established presence and brand recognition in regions including the United States, Europe and Asia. Since the third quarter of 2019, VSUN has been listed by Bloomberg New Energy Finance (NEF) as one of Tier 1 PV module manufacturers. VSUN’s solar modules are recognized as the core assets of efficient and reliable PV power stations, which would be beneficial for solar market players who utilize VSUN’s solar modules to obtain financing from such banks and financial institutions. In September 2025, TOYO acquired the VSUN brand from VSUN. The acquisition supports TOYO’s strategic expansion into the U.S market, complementing its existing manufacturing footprint for solar cells in Vietnam and Ethiopia. We believe that by leveraging VSUN’s successful experience and market insights, as well as its strong presence and reputation in the solar industry, we will be able to quickly obtain access to the U.S. market with minimal upfront marketing and brand promotion, and establish ourselves as a trusted PV module supplier in the United States and even globally.

We believe our Japanese-style corporate culture will enable us to strive for and sustain operational excellence. This Japanese-style corporate culture values discipline and a down-to-earth attitude, aligns corporate growth and personal career goals, and encourages employees to be self-driven. Further, we intend to implement the Japanese-style management system which is centered around the manufacturing sites and intended to resolve issues arising from the sites in the most efficient and effective manner. We believe our corporate culture and management style could enable us to quickly grow as an independent entity and achieve our operational objectives.

We are the first Japanese solar cell company listed in the United States, uniquely positioned to combine the U.S. capital markets, Japanese products, brands and management team, as well as Southeast Asia’s manufacturing resources, to enhance its competitiveness in the solar industry and become a reliable supplier of quality solar cells and PV modules to the global solar energy community.

Implications of Being an Emerging Growth Company, a Foreign Private Issuer and a Controlled Company

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. Section 107 of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with those standards. The JOBS Act also exempts us from having to provide an auditor attestation of internal control over financial reporting under Sarbanes-Oxley Act Section 404(b).

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the July 1, 2024, (b) in which we have an annual total gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary equity that is held by non-affiliates exceeds US$700 million as of the last business day of the second fiscal quarter of such fiscal year; and (ii) the date on which we have issued more than US$1 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

As a “foreign private issuer,” we are subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. companies pursuant to the Exchange Act. We will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.

In addition, as a “foreign private issuer,” our officers and directors and holders of more than 10% of the issued and outstanding Ordinary Shares, will be exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of Ordinary Shares as well as from Section 16 short swing profit reporting and liability. We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States. See “Risk Factors — Risks Related to Our Securities — As we are a “foreign private issuer” and intend to follow certain home country corporate governance practices, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements” starting on page 26 of the Annual Report.

Controlled Company

As of the date hereof, Mr. Junsei Ryu, our former chief executive officer and chairman of the board of directors, controls approximately 80.35% of the aggregated voting power of the Company’s total issued and outstanding share capital, without taking into account of potential source of dilution. As a result, we are a “controlled company” within the meaning of applicable Nasdaq listing rules. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company.” For so long as we remain a “controlled company,” we may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the board of directors consists of independent directors;

●	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

●	that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

We intend to use these exemptions and may continue to use all or some of these exemptions in the future. As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Corporate Information

TOYO Solar was incorporated on November 8, 2022 as a limited liability company established under the laws of the Socialist Republic of Vietnam and a solely owned subsidiary of VSUN. TOYO Solar was an early-stage company incorporated to separate the solar cell and module production businesses from VSUN, its affiliate and a majority-owned subsidiary of Fuji Solar. TOYO Solar is committed to becoming a reliable integrated service solar solutions provider in the United States and globally, integrating the upstream production of wafer and silicon, midstream production of solar cell, downstream production of photovoltaic (PV) modules, and potentially other stages of the solar power supply chain.

TOYO was incorporated as an exempted company under the laws of the Cayman Islands on May 16, 2023, for the purpose of effectuating the Business Combination. In connection with the Business Combination, as a result of the consummation of the Pre-Merger Reorganization, TOYO Solar has become a wholly-owned subsidiary of TOYO. TOYO has been the consolidating entity for purposes of TOYO Solar’s financial statements since the consummation of the Pre-Merger Reorganization.

Our registered office is at the office of ASCENTIUM (CAYMAN) LIMITED, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands, and our principal executive office is 16F, Tennoz First Tower, 2-2-4, Higashi-Shinagawa, Shinagawa-ku, Tokyo, Japan 140-0002. The Company’s principal website address is https://www.toyo-solar.com/#. We do not incorporate the information contained on, or accessible through, our websites into this prospectus supplement, and you should not consider it a part of this prospectus supplement.

In July 2024, the Business Combination was completed, upon which “TOYO Co., Ltd”, an exempted company under the laws of the Cayman Islands, became the ultimate corporate parent of our group. The Ordinary Shares are listed on the Nasdaq under the symbol “TOYO,” and the warrants are listed on the OTC Markets under symbol “TOYWF.”

The Offering

Issuer	TOYO Co., Ltd

Ordinary shares offered by us	Our ordinary shares having an aggregate offering price of up to $30,000,000.

Ordinary shares to be issued and outstanding immediately after this Offering(1)

Up to 39,936,065 shares, assuming sales of 2,177,068 ordinary shares are made in this Offering at an assumed offering price of $13.78 per share, which was the last reported sale price of our ordinary shares on the Nasdaq Capital Market on April 22, 2026. The actual number of shares that may be issued will vary depending on the sales price under this Offering.

Plan of Distribution	“At-the-market” offering that may be made from time to time through or to our Sales Agents. See “Plan of Distribution” on page S-8.

Use of proceeds	We intend to use the net proceeds from this Offering, if any, for working capital and general corporate purposes. See “Use of Proceeds” on page S-6.

Risk Factors	Investing in our ordinary shares involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our ordinary shares.

Nasdaq Symbol	TOYO

(1)	The number of our ordinary shares to be issued and outstanding immediately after this offering as shown above is based on 37,758,997 ordinary shares issued and outstanding as of the date hereof, excluding 2,832,990 ordinary shares reserved for future issuance under the Company’s 2024 Share Incentive Plan (the “2024 Plan”).

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our most recent annual report on Form 20-F that is incorporated by reference into this prospectus supplement, together with other information in this prospectus supplement and the accompanying prospectus and the information and documents incorporated by reference therein before you make a decision to invest in our ordinary shares. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our ordinary shares, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

Issuances or sales of our ordinary shares in the Offering may be dilutive or cause the market price of our shares to fall.

The issuance or sale of substantial amounts of our ordinary shares, the perception that such issuances or sales of our ordinary shares could occur or the availability for future issuance or sale of our ordinary shares could have a dilutive effect on our actual and expected earnings per share or could have the effect of depressing the market price of our ordinary shares. The actual amount of dilution or decline in market price cannot be determined at this time and would be dependent upon numerous factors which are not currently known to us. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they are invested. In addition, to the extent we need to raise additional capital in the future and we issue additional ordinary shares or securities convertible or exchangeable for our ordinary shares, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our ordinary shares offered in this Offering. See “Dilution” on page S-7 of this prospectus for a more detailed discussion of the dilution you will incur in connection with the Offering.

We will have broad discretion in the use of proceeds from the Offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

We will have broad discretion over the use of proceeds from the Offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Our failure to apply the proceeds from the Offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use these net proceeds. Any of the foregoing could adversely affect the market price of our ordinary shares.

Future sales or issuances of our ordinary shares in the public markets, or the perception of such sales, could depress the trading price of our ordinary shares.

The sale of a substantial number of our ordinary shares or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our ordinary shares at any time pursuant to this prospectus the accompanying prospectus, or in one or more separate offerings. We cannot predict the effect that future sales of ordinary shares or other equity-related securities would have on the market price of our ordinary shares.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement, and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold by or to the Sales Agents under the Sales Agreement will fluctuate based on the market price of ordinary shares during the sales period and limits we set with the Sales Agents. Because the price per share of each share sold will fluctuate based on the market price of our ordinary shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The ordinary shares offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in the Offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Use of Proceeds

We may issue and sell our ordinary shares having aggregate gross sales proceeds of up to $30,000,000 from time to time. The amount of proceeds from the Offering will depend upon the number of ordinary shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agents as a source of financing.

We intend to use the net proceeds from the Offering, if any, for working capital and general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including our development and commercialization efforts with respect to our product candidates, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

Dividend Policy

We may declare dividends on the ordinary shares from time to time. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Dilution

Our net tangible book value as of December 31, 2025 was $111.1 million, or $2.94 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of ordinary shares outstanding as of December 31, 2025. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of ordinary shares in the Offering and the net tangible book value per share immediately after the Offering.

After giving effect to the potential sale of 3,000,000 ordinary shares in the Offering at an assumed offering price of $10.00 per share, the last reported sale price of our ordinary shares on the Nasdaq Capital Market on December 31, 2025, if the full $30,000,000 is sold, and after deducting offering commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of December 31, 2025 would have been $140.0] million, or $3.43 per share. This represents an immediate increase of $0.58 per share in net tangible book value for existing stockholders and immediate dilution of $6.57 per share to investors purchasing our ordinary shares in this Offering.

The following table illustrates this dilution on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the Offering determined at the time our ordinary shares are sold pursuant to this prospectus supplement. The shares sold in the Offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share	10.00
Net tangible book value per share as of December 31, 2025	111,077,277
Increase in net tangible book value attributable to the pro forma transaction	139,998,677
As adjusted net tangible book value per share after giving effect to the Offering	3.43
Dilution per share to new investors participating in the Offering	6.57

The shares sold in the Offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $11.00 per share shown in the table above, assuming all of our ordinary shares in the aggregate amount of $30,000,000 is sold at that price, would cause our as adjusted net tangible book value after the Offering to be $3.46 per share and would increase the dilution to new investors to $7.54 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of 9.00 per share shown in the table above, assuming all of our ordinary shares in the aggregate amount of $30,000,000 is sold at that price, would cause our as adjusted net tangible book value per share after the Offering to be $3.41 per share and would decrease the dilution to new investors to $5.59 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

To the extent that any outstanding warrants or options are exercised or settled, new options are issued, or we issue additional ordinary shares or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this Offering.

The above discussion and table are based on 37,758,997 ordinary shares issued and outstanding as of the date hereof.

Taxation

The following is a discussion of certain material U.S. federal income tax considerations generally applicable to the acquisition, ownership, and disposition of ordinary shares by a “U.S. Holder.” This discussion applies only to ordinary shares that are held by a U.S. Holder as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not describe all U.S. federal income tax considerations that may be relevant to a U.S. Holder in light of such U.S. Holder’s particular circumstances, nor does it address any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code, the Medicare contribution tax on net investment income, or any tax consequences that may be relevant to U.S. Holders that are subject to special tax rules, including, without limitation:

●	banks or other financial institutions;

●	insurance companies;

●	mutual funds;

●	pension or retirement plans;

●	S corporations;

●	broker or dealers in securities or currencies;

●	traders in securities that elect mark-to-market treatment;

●	regulated investment companies;

●	real estate investment trusts;

●	trusts or estates;

●	tax-exempt organizations (including private foundations);

●	persons that hold ordinary shares as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes;

●	persons that have a functional currency other than the U.S. dollar;

●	certain U.S. expatriates or former long-term residents of the United States;

●	persons owning (directly, indirectly, or constructively) 5% (by vote or value) or more of our shares;

●	persons that acquired ordinary shares pursuant to an exercise of employee stock options or otherwise as compensation;

●	partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and investors in such entities;

●	“controlled foreign corporations” within the meaning of Section 957(a) of the Code;

●	“passive foreign investment companies” within the meaning of Section 1297(a) of the Code; and

●	corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds ordinary shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and the partner. Partnerships holding ordinary shares should consult their tax advisors regarding the tax consequences in their particular circumstances.

This discussion is based on the Code, the U.S. Treasury regulations promulgated thereunder, administrative rulings, and judicial decisions, all as currently in effect and all of which are subject to change or differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences described herein. Furthermore, there can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge the tax considerations described herein and that a court will not sustain such challenge.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of ordinary shares, that is, for U.S. federal income tax purposes:

●	an individual who is a U.S. citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES IN THEIR PARTICULAR CIRCUMSTANCES.

Distributions on Ordinary Shares

Subject to the PFIC rules discussed below under “–– Passive Foreign Investment Company Rules,” distributions on ordinary shares generally will be taxable as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the applicable U.S. Holder’s adjusted tax basis in its ordinary shares. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of the ordinary shares and will be treated as described below under “— Sale or Other Taxable Disposition of Ordinary Shares.” The amount of any such distributions will include any amounts required to be withheld by us (or another applicable withholding agent) in respect of any non-U.S. taxes. Any such amount treated as a dividend will be treated as foreign-source dividend income. Any such dividends received by a corporate U.S. Holder generally will not qualify for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. Holders, any such dividends generally will be taxed at currently preferential long-term capital gains rates only if (i) ordinary shares are readily tradable on an established securities market in the United States or we are eligible for benefits under an applicable tax treaty with the United States, (ii) we are not treated as a PFIC with respect to the applicable U.S. Holder at the time the dividend was paid or in the preceding year, and (iii) certain holding period and other requirements are met. Any such dividends paid in a currency other than the U.S. dollar generally will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of actual or constructive receipt.

As noted above and subject to applicable limitations, taxing jurisdictions other than the United States may withhold taxes from distributions on ordinary shares, and a U.S. Holder may be eligible for a reduced rate of withholding to the extent there is an applicable tax treaty between the applicable taxing jurisdiction and the United States and/or may be eligible for a foreign tax credit against the U.S. Holder’s U.S. federal income tax liability. Recently issued U.S. Treasury regulations, which apply to foreign taxes paid or accrued in taxable years beginning on or after December 28, 2021, may in some circumstances prohibit a U.S. Holder from claiming a foreign tax credit with respect to certain foreign taxes that are not creditable under applicable tax treaties. In lieu of claiming a foreign tax credit, a U.S. Holder may, at such U.S. Holder’s election, deduct foreign taxes in computing such U.S. Holder’s taxable income, subject to generally applicable limitations under U.S. tax law. An election to deduct foreign taxes in lieu of claiming a foreign tax credit applies to all foreign taxes paid or accrued in the taxable year in which such election is made. The foreign tax credit rules are complex and U.S. Holders should consult their tax advisers regarding the application of such rules, including the creditability of foreign taxes, in their particular circumstances.

Sale or Other Taxable Disposition of Ordinary Shares

Subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Rules,” upon any sale or other taxable disposition of ordinary shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of (A) the amount of cash and (B) the fair market value of any other property received in such sale or disposition and (ii) the U.S. Holder’s adjusted tax basis in the ordinary shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such ordinary shares exceeds one year. Long-term capital gain recognized by non-corporate U.S. Holders generally will be taxed at currently preferential long-term capital gains rates. The deductibility of capital losses is subject to limitations. For foreign tax credit purposes, any such gain or loss generally will be treated as U.S. source gain or loss.

If the consideration received by a U.S. Holder upon a sale or other taxable disposition of ordinary shares is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of such sale or disposition. A U.S. Holder may have foreign currency gain or loss to the extent of the difference, if any, between (i) the U.S. dollar value of such payment on the date of such sale or disposition and (ii) the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of settlement.

U.S. Holders should consult their tax advisors regarding the tax consequences of a sale or other taxable disposition of ordinary shares, including the creditability of foreign taxes imposed on such sale or disposition by a taxing jurisdiction other than the United States, in their particular circumstances.

Passive Foreign Investment Company Rules

The U.S. federal income tax treatment of U.S. Holders could be materially different from that described above if we are treated as a PFIC for U.S. federal income tax purposes. In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the average value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, royalties, rents, investment gains, net gains from the sales of property that does not give rise to any income and net gains from the sale of commodities (subject to certain exceptions, such as an exception for certain income derived in the active conduct of a trade or business). Cash and cash equivalents are, and cryptocurrency balances are likely, passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation, and received directly its proportionate share of the income of the other corporation.

Based on the Company’s analysis of its income, assets, activities, and market capitalization, the Company believes that it was not a PFIC for its taxable year ended December 31, 2024. However, the Company’s PFIC status for any taxable year is a factual annual determination that can be made only after the end of that year and will depend on the composition of the Company’s income and assets and the value of its assets from time to time (including the value of its goodwill, which may be determined in large part by reference to the market price of the ordinary shares from time to time, which could be volatile). In addition, the risk of the Company being a PFIC for any taxable year will increase if its market capitalization declines substantially during that year. Furthermore, whether and to which extent the Company’s income and assets, including goodwill, will be characterized as active or passive will depend on various factors that are subject to uncertainty, including the Company’s future business plan and the application of laws that are subject to varying interpretation. For example, there is no authority that directly addresses the proper treatment of certain items of the Company’s income, . Moreover, certain of the Company’s business activities generate passive income and, although the amount of such income is currently small, the Company’s risk of being a PFIC will increase if the proportion of the Company’s revenue earned from such business activities increases in future taxable years. Accordingly, there can be no assurances that the Company will not be a PFIC for its current or any future taxable year, and the Company’s U.S. counsel expresses no opinion with respect to the Company’s PFIC status for any taxable year.

Although PFIC status is generally determined annually, if we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder in its ordinary shares and the U.S. Holder did not make either a mark-to-market election or a qualifying electing fund (“QEF”) election or, which are referred to collectively as the “PFIC Elections” for purposes of this discussion, for the first taxable year in which we are treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) ordinary shares, or the U.S. Holder does not otherwise make a purging election, as described below, the U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other taxable disposition of its ordinary shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to the U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by the U.S. Holder in respect of its ordinary shares during the three preceding taxable years of the U.S. Holder or, if shorter, the U.S. Holder’s holding period in its ordinary shares).

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period in its ordinary shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, and to any period in the U.S. Holder’s holding period before the first day of the first taxable year in which we are treated as a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in the U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections

If we are treated as a PFIC and ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to its ordinary shares for the first taxable year in which the U.S. Holder holds (or is deemed to hold) the ordinary shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its ordinary shares at the end of such year over its adjusted tax basis in its ordinary shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted tax basis in its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ordinary shares will be treated as ordinary income.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq (on which ordinary shares are currently listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. As such, such election generally will not apply to any of our non-U.S. subsidiaries, unless the shares in such subsidiaries are themselves “marketable stock.” As such, U.S. Holders may continue to be subject to the adverse PFIC tax consequences discussed above with respect to any lower-tier PFICs, as discussed below, notwithstanding their mark-to-market election with respect to ordinary shares.

If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless ordinary shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to ordinary shares in their particular circumstances.

The tax consequences that would apply if we were a PFIC and a U.S. Holder made a valid QEF election would also be different from the adverse PFIC tax consequences described above. In order to comply with the requirements of a QEF election, however, a U.S. Holder generally must receive a PFIC Annual Information Statement from us. If we are determined to be a PFIC for any taxable year, we do not currently intend to provide the information necessary for U.S. Holders to make or maintain a QEF election. As such, U.S. Holders should assume that a QEF election will not be available with respect to ordinary shares.

If we are treated as a PFIC and a U.S. Holder failed or was unable to timely make a PFIC Election for prior periods, the U.S. Holder might seek to make a purging election to rid its ordinary shares of the PFIC taint. Under the purging election, the U.S. Holder will be deemed to have sold its ordinary shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new adjusted tax basis and holding period in the ordinary shares solely for purposes of the PFIC rules.

Related PFIC Rules

If we are treated as a PFIC and, at any time, has a non-U.S. subsidiary that is treated as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or sell or otherwise dispose of all or part of our interest in, such lower-tier PFIC, or the U.S. Holder otherwise was deemed to have sold or otherwise disposed of an interest in such lower-tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the lower-tier PFIC rules in their particular circumstances.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year may have to file an IRS Form 8621 (whether or not a QEF election or a mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS and could result in penalties.

THE PFIC RULES ARE VERY COMPLEX AND U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF SUCH RULES IN THEIR PARTICULAR CIRCUMSTANCES.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Holders should consult their tax advisors regarding the information reporting requirements and the application of the backup withholding rules in their particular circumstances.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE IMPACT OF ANY POTENTIAL CHANGE IN LAW, IN THEIR PARTICULAR CIRCUMSTANCES.

Cayman Islands Tax Considerations

The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the ordinary shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of ordinary shares, nor will gains derived from the disposal of the ordinary shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our ordinary shares or on an instrument of transfer in respect of our securities.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

Plan of Distribution

We have entered into a Sales Agreement with the Sales Agents, under which we may issue and sell from time to time our ordinary shares through or to the Sales Agents .. Sales of our ordinary shares, if any, will be made at market prices by any method that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market or any other existing trading market for our ordinary shares. The Sales Agreement will be filed as an exhibit to a Current Report on Form 6-K on even date herewith and will be incorporated by reference into this prospectus supplement. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions.

The Sales Agents will offer our ordinary shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Sales Agents. We will designate the maximum amount of ordinary shares to be sold through the Sales Agents on a daily basis or otherwise determine such maximum amount together with the Sales Agents. Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use their reasonable best efforts consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market to sell on our behalf all of the ordinary shares requested to be sold by us. We may instruct the Sales Agents not to sell ordinary shares if the sales cannot be effected at or above the price designated by us in any such instruction. the Sales Agents or we may suspend the offering of our ordinary shares being made through the Sales Agents under the Sales Agreement upon proper notice to the other party. the Sales Agents and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time. The offering of our ordinary shares pursuant to the Sales Agreement will otherwise terminate upon the termination of the Sales Agreement as provided therein.

The compensation payable to the Sales Agents will be 3% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse the Sales Agents up to $50,000 of the Sales Agents’ actual outside legal expenses incurred by them in connection with executing the Sales Agreement, plus certain ongoing outside legal expenses up to $7,500 in connection with semi-annual diligence bringdowns thereafter, and for certain other expenses. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed sales compensation to the Sales Agents in connection with this Offering. We estimate that the total expenses of the Offering payable by us, excluding commissions payable to the Sales Agents under the Sales Agreement, will be approximately $180,000. Because there is no minimum offering amount required as a condition to close this Offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such ordinary shares.

The Sales Agents will provide written confirmation to us following the close of trading on the Nasdaq Capital Market on each day in which ordinary shares is sold through them as sales agents under the Sales Agreement. Each confirmation will include the number of ordinary shares sold through them as sales agents on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of ordinary shares sold through the Sales Agents under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agents in connection with the sales of ordinary shares during the relevant period.

Settlement for sales of ordinary shares will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our ordinary shares on our behalf, the Sales Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agents against certain liabilities, including liabilities under the Securities Act. The Sales Agents will not engage in any transactions that stabilize our ordinary shares.

Our ordinary shares are listed on the Nasdaq Capital Market and trades under the symbol “TOYO.” The transfer agent of our ordinary shares is Continental Stock Transfer & Trust Company.

The Sales Agents and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

Legal Matters

Certain legal matters in connection with this Offering will be passed upon for us by Robinson & Cole LLP, New York, New York to the extent governed by the laws of the State of New York, and by Harney Westwood & Riegels to the extent governed by the laws of the Cayman Islands. Certain legal matters in connection with this Offering will be passed upon for Roth Capital Partners, LLC and H.C. Wainwright & Co., LLC by Pryor Cashman LLP, New York, New York.

Experts

The consolidated financial statements as of December 31, 2025 and 2024 and for the years ended December 31, 2025, 2024 and 2023, incorporated by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2025 have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as set forth in their report, which contains an explanatory paragraph relating to substantial doubt about the ability of TOYO Co., Ltd. to continue as a going concern as described in Note 3 to the financial statements and is incorporated herein by reference, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

We hereby incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 1, 2026;

(2)	the Company’s Current Report on Form 6-K, filed with the SEC on April 2, 2026; and

(3)	the description of the Company’s ordinary shares incorporated by reference in the registration statement on Form 8-A, as amended (File No. 001-42153), filed with the SEC on June 28, 2024, including any amendment and report subsequently filed for the purpose of updating that description;

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus supplement and the accompanying prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus supplement and the accompanying prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus supplement and prior to the termination of the Offering shall be deemed to be incorporated by reference in this prospectus supplement from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus supplement and the accompanying prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 16F, Tennoz First Tower, 2-2-4, Higashi-Shinagawa, Shinagawa-ku, Tokyo, Japan 140-0002.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, of which this prospectus supplement and the accompanying prospectus form a part. For further information about us and the securities we are offering under this prospectus supplement and the accompanying prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS

TOYO CO., LTD

$200,000,000

Ordinary Shares, Debt Securities

Warrants, Units and Rights

This is an offering of the securities of TOYO Co., Ltd (“TOYO” or the “Company”), a Cayman Islands holding company. We may, from time to time in one or more offerings, offer and sell up to $200,000,000 in the aggregate of ordinary shares of a par value of US$0.0001 each, of the Company (the “Ordinary Shares”), warrants to purchase Ordinary Shares, debt securities, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our outstanding ordinary shares held by non-affiliates remains below $75,000,000. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is approximately $33.22 million based on the closing price of $7.97 per Ordinary Share on October 15, 2025 and 4,167,508 Ordinary Shares held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “TOYO.” Our warrants are listed on the OTC Markets under symbol “TOYWF.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus and risk factors set forth in our most recent Annual Report on Form 20-F filed on May 12, 2025 (the “Annual Report”) and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

We are a “foreign private issuer” and we are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company, a Foreign Private Issuer and a Controlled Company” on page 3 of this prospectus for additional information.

The information contained or incorporated in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus November 9, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Ordinary Shares, warrants to purchase Ordinary Shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $200,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “TOYO,” “we,” “us,” “our,” “the Company,” “the “Registrant” or similar words refer to TOYO Co., Ltd, together with our subsidiaries.

COMMONLY USED DEFINED TERMS

“AGVs” means automatic guided vehicles.

“BestToYo” means BestToYo Technology Company Limited, a Cayman Islands exempted company.

“Business Combination Agreement” means that certain Agreement and the Plan of Merger dated August 10, 2023 (as the same may be amended, restated or supplemented) by and among TOYO Solar, BWAQ, TOYO, Merger Sub, SinCo, VSUN, Fuji Solar, WAG, Belta and BestToYo.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

“Continental” means Continental Stock Transfer & Trust Company.

“Cayman Companies Act” means Companies Act (Revised) of the Cayman Islands.

“Closing Date” means July 1, 2024.

“Fuji Solar” means Fuji Solar Co., Ltd, a Japanese company, and a majority-owned subsidiary of WWB.

“GW” means gigawatt or one billion watts.

“JOBS Act” means the Jumpstart our Business Startups Act of 2012.

“Merger Sub” means TOYOone Limited, a Cayman Islands exempted company.

“OEM” means Original Equipment Manufacturer.

“Ordinary Shares” means the ordinary shares of a par value of $0.0001 each in the share capital of TOYO.

“PV” means photovoltaic.

“Pre-Merger Reorganization” means the SinCo Acquisition and the Share Exchange, collectively.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SinCo Acquisition” means the acquisition of one hundred percent (100%) of the issued and outstanding shares of capital stock of TOYO Solar by SinCo from VSUN at an aggregate consideration of no less than $50,000,000.

“SinCo” means TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares.

“TOPCon” means Tunnel Oxide Passivated Contact.

“TOYO” means TOYO Co., Ltd, a Cayman Islands exempted company.

“TOYO Solar” means Vietnam Sunergy Cell Company Limited, a Vietnamese company.

“VSUN” means Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company.

“WAG” means WA Global Corporation, a Cayman Islands exempted company.

“WWB” means WWB Corporation, a Japanese company.

“U.S. Dollars” and “$” means United States dollars, the legal currency of the United States.

“U.S. GAAP” means generally accepted accounting principles in the United States.

FORWARD-LOOKING STATEMENTS

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully (as supplemented or amended), especially the risks discussed under “Risk Factors” beginning on page 5 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision.

Company Overview

Our mission is to power the world with green and clean energy.

We are an early-stage company incorporated in November 2022 to separate the solar cell and module production businesses from Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company (“VSUN”), a majority-owned subsidiary of Fuji Solar Co., Ltd, a Japanese company (“Fuji Solar”) and our affiliate. We are committed to becoming a reliable integrated service solar solutions provider in the United States and globally, integrating the upstream production of wafer and silicon, midstream production of solar cell, downstream production of photovoltaic (PV) modules, and potentially other stages of the solar power supply chain.

We are headquartered in Japan. Currently, we have established two solar cell plants located in Vietnam and Ethiopia. To date, our cell plant in Vietnam has commenced commercial production since the second half of 2023 and achieved its full 2GW annual capacity. By locating our solar cell production in Vietnam, Southeast Asia and incorporating automatic guided vehicles (AGVs) and TOPCon technology in our cell plant, we are well positioned to produce high quality solar cells at a competitive scale and cost. We may plan to further expand the capacity of our facility in Vietnam, and the management is actively observing and analyzing the recent changes and development in relevant regulations and government policies and environmental conditions and evaluating the construction plan and expects to commence the construction when there is more clarity in the relevant regulations and government policies. We have strategically selected a solar cell plant located in Hawassa, Ethiopia, taking advantage of the country’s favorable investment policies, tariff status and ample hydropower supply. Our solar cell plant in Ethiopia has commence production since April 2025 with 2GW production capacity. We commenced production of an additional 2 GW of solar cells at our Ethiopian facility and expect to reach full capacity in October 2025. As of the date hereto, we have received confirmed orders covering the 4 GW production capacity for our Ethiopian facility through the first half year of 2026. . We aim to fully utilize our annual solar cell production capacity from Vietnam and Ethiopia, as well as collaborations with some OEMs to fulfill additional orders, and supply our solar cells under the “TOYO Solar” brand to our affiliate VSUN and a select group of PV module manufacturers. For the six months ended June 30, 2025, we had entered into supply agreements with over 34 third-party solar cell customers and are in active negotiation with several potential customers to supply our solar cells.

In line with the overall strategy of Fuji Solar and its controlling shareholder WWB Corporation, a Japanese company, we are preparing ourselves for the manufacturing of solar PV modules for sales in the United States, allowing our affiliate VSUN to focus on ex-U.S. PV module markets. Specifically, we have leased a facility located in Texas to accommodate our solar module production with an expected annual capacity of 6.5GW by 2029. The first 1 GW solar module plant at this facility in in Texas has begun the trial production and is expected to gradually increase deliveries of solar modules by the end of 2025. We plan to supply our solar PV modules, initially in collaboration with VSUN, leveraging its experience and certification. Later, we will independently manufacture and supply PV modules under VSUN brand acquired by us in September 2025. Our module facility in the Houston metropolitan area has commenced trial production. We also plan to continue our collaboration with VSUN to support our PV module supply under VSUN brand based on market demands and our business development.Thereafter, we also plan to construct a solar cell plant in the U.S. and our own wafer slicing plant at a selected location, and continue to be dedicated to becoming a reliable integrated service solar solutions provider in the United States and globally.

We derive competitive edge from our relationship with Fuji Solar, WWB, Abalance and VSUN. Fuji Solar, our affiliate, is a majority-owned subsidiary of WWB, a Japanese company that develops photo voltaic systems and sells construction equipment and related parts. WWB is a subsidiary of Abalance, a public company listed on the Tokyo Stock Exchange that has extensive experience and expertise in the investment, development, construction and operation of solar energy projects globally. VSUN, our affiliate and a majority-owned subsidiary of Fuji Solar, is a specialized PV modules producer with an established presence and brand recognition in regions including the United States, Europe and Asia. Since the third quarter of 2019, VSUN has been listed by Bloomberg New Energy Finance (NEF) as one of Tier 1 PV module manufacturers. VSUN’s solar modules are recognized as the core assets of efficient and reliable PV power stations, which would be beneficial for solar market players who utilize VSUN’s solar modules to obtain financing from such banks and financial institutions. In September, TOYO acquired the VSUN brand from VSUN The acquisition supports TOYO’s strategic expansion into the U.S market, complementing its existing manufacturing footprint for solar cells in Vietnam and Ethiopia. We believe that, with the acquisition of VSUN brand, by leveraging VSUN’s successful experience and market insights, as well as its strong presence and reputation in the solar industry, we are able to quickly obtain access to the U.S. market with minimal upfront marketing and brand promotion, and establish ourselves as a trusted PV module supplier in the United States and even globally.

We inherited corporate culture from Fuji Solar, WWB and Abalance, which we believe will enable us to strive for and sustain operational excellence. This Japanese-style corporate culture values discipline and a down-to-earth attitude, aligns corporate growth and personal career goals, and encourages employees to be self-driven. Further, we intend to implement the Japanese-style management system that was proven to be effective by Fuji Solar, WWB, Abalance and VSUN, which is centered around the manufacturing sites and intended to resolve issues arising from the sites in the most efficient and effective manner. We believe sharing the same corporate culture and management style with Fuji Solar, WWB, Abalance and VSUN and leveraging their successful experience will enable us to quickly grow as an independent entity and achieve our operational objectives.

We are the first Japanese solar cell company listed in the United States, uniquely positioned to combine the U.S. capital markets, Japanese products, brands and management team, as well as Southeast Asia’s manufacturing resources, to enhance its competitiveness in the solar industry and become a reliable supplier of quality solar cells and PV modules to the global solar energy community.

Business Combination

On July 1, 2024 (the “Closing Date”), TOYO consummated the previously announced business combination pursuant to the Agreement and Plan of Merger, dated as of August 10, 2023 (as amended on December 6, 2023, February 6, 2024 and February 29, 2024, the “Business Combination Agreement”), by and among (i) the Company, (ii) Blue World Acquisition Corporation, a Cayman Islands exempted company (“BWAQ”), (iii) Vietnam Sunergy Cell Company Limited, a Vietnamese company and wholly-owned subsidiary of TOYO (“TOYO Solar”), (iv) TOYOone Limited, a Cayman Islands exempted company and wholly-owned subsidiary of TOYO (“Merger Sub”), (v) TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares (“SinCo,” together with TOYO, Merger Sub and TOYO Solar, the “Group Companies,” or each individually, a “Group Company”), (vi) VSUN, (vii) Fuji Solar, (viii) WA Global Corporation, a Cayman Islands exempted company (“WAG”), (ix) Belta Technology Company Limited, a Cayman Islands exempted company (“Belta”), and (x) BestToYo Technology Company Limited, a Cayman Islands exempted company (“BestToYo”).

Pursuant to the Business Combination Agreement, (a) the Group Companies, VSUN, Fuji Solar, WAG, Belta and BestToYo shall consummate a series of transactions involving the Group Companies, including (A) TOYO acquiring one hundred percent (100%) of the issued and paid-up share capital of SinCo from Fuji Solar at an aggregate consideration of SGD1.00 (such transaction, the “Share Exchange”), and (B) SinCo acquiring one hundred percent (100%) of the issued and outstanding shares of capital stock of TOYO Solar from VSUN at an aggregate consideration of no less than $50,000,000 (the “SinCo Acquisition,” and together with the Share Exchange, the “Pre-Merger Reorganization”), as a result of which (i) SinCo shall become a wholly-owned subsidiary of TOYO, (ii) TOYO Solar shall become a wholly-owned subsidiary of SinCo; and (iii) immediately prior to the closing of the SinCo Acquisition, WAG, Belta and BestToYo (collectively, the “Sellers”) shall hold an aggregate of 41,000,000 ordinary shares of TOYO, par value $0.0001 per share (such ordinary shares, “Ordinary Shares”), representing all issued and outstanding share capital of TOYO, and (b) following the consummation of the Pre-Merger Reorganization, BWAQ shall merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”), as a result of which, among other things, all of the issued and outstanding securities of BWAQ immediately prior to the filing of the plan of merger with respect to the Merger (the “Plan of Merger”) to the Registrar of Companies of the Cayman Islands, or such later time as may be specified in the Plan of Merger (the “Merger Effective Time”) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of the Company, in each case, upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of the Companies Act (Revised) of the Cayman Islands and other applicable laws. The Merger, the Pre-Merger Reorganization and each of the other transactions contemplated by the Business Combination Agreement or any of the other relevant Transaction Documents (as defined in the Business Combination Agreement) are collectively referred to as “Business Combination.”

As a result of and upon consummation of the Business Combination, the shareholders and securityholders of BWAQ became shareholders and securityholders of TOYO.

Implications of Being an Emerging Growth Company, a Foreign Private Issuer and a Controlled Company

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. Section 107 of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with those standards. The JOBS Act also exempts us from having to provide an auditor attestation of internal control over financial reporting under Sarbanes-Oxley Act Section 404(b).

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the July 1, 2024, (b) in which we have an annual total gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary equity that is held by non-affiliates exceeds US$700 million as of the last business day of the second fiscal quarter of such fiscal year; and (ii) the date on which we have issued more than US$1 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

As a “foreign private issuer,” we are subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. companies pursuant to the Exchange Act. We will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.

In addition, as a “foreign private issuer,” our officers and directors and holders of more than 10% of the issued and outstanding Ordinary Shares, will be exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of Ordinary Shares as well as from Section 16 short swing profit reporting and liability. See “Risk Factors — Risks Related to Our Securities — As we are a “foreign private issuer” and intend to follow certain home country corporate governance practices, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements” starting on page 26 of the Annual Report.

Controlled Company

As of the date hereof, Mr. Junsei Ryu, our chief executive officer and chairman of the board of directors, controls approximately 67.58% of the aggregated voting power of the Company’s total issued and outstanding share capital, without taking into account of potential source of dilution. As a result, we are a “controlled company” within the meaning of applicable Nasdaq listing rules. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company.” For so long as we remain a “controlled company,” we may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the board of directors consists of independent directors;

●	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

●	that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

We intend to use these exemptions and may continue to use all or some of these exemptions in the future. As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Corporate Information

TOYO Solar was incorporated on November 8, 2022 as a limited liability company established under the laws of the Socialist Republic of Vietnam and a solely owned subsidiary of VSUN. TOYO Solar was an early-stage company incorporated to separate the solar cell and module production businesses from VSUN, its affiliate and a majority-owned subsidiary of Fuji Solar. TOYO Solar is committed to becoming a reliable integrated service solar solutions provider in the United States and globally, integrating the upstream production of wafer and silicon, midstream production of solar cell, downstream production of photovoltaic (PV) modules, and potentially other stages of the solar power supply chain.

TOYO was incorporated as an exempted company under the laws of the Cayman Islands on May 16, 2023, for the purpose of effectuating the Business Combination. In connection with the Business Combination, as a result of the consummation of the Pre-Merger Reorganization, TOYO Solar has become a wholly-owned subsidiary of TOYO. TOYO has been the consolidating entity for purposes of TOYO Solar’s financial statements since the consummation of the Pre-Merger Reorganization.

Our registered office is at the office of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands, and our principal executive office is 16F, Tennoz First Tower, 2-2-4, Higashi-Shinagawa, Shinagawa-ku, Tokyo, Japan 140-0002. The Company’s principal website address is https://www.toyo-solar.com/#. We do not incorporate the information contained on, or accessible through, our websites into this prospectus, and you should not consider it a part of this prospectus. In September 2025, Mr. Liang “Simon” Shi resigned as the President of the Company but continues with Abalance group. Mr. Liang Shi’s resignation was not a result of any disagreement with the Company’s operations, policies or procedures.

In July 2024, the Business Combination was completed, upon which “TOYO Co., Ltd”, an exempted company under the laws of the Cayman Islands, became the ultimate corporate parent of our group. The Ordinary Shares are listed on the Nasdaq under the symbol “TOYO,” and the warrants are listed on the OTC Markets under symbol “TOYWF.”

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See sections titled “Incorporation of Documents by Reference” and “Where You Can Find More Information” of this prospectus.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development of our projects and business and the growth of our business, primarily working capital, and for general corporate purposes. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our amended and restated memorandum and articles of association and by the applicable provisions of Cayman Islands law.

As of the date of the prospectus, the authorized share capital of the Company is $50,000 consisting of 500,000,000 ordinary shares of a par value of US$0.0001 each. As of the date of this prospectus, 37,773,997 Ordinary Shares were issued and outstanding.

The following description of our share capital is intended as a summary only and is qualified in its entirety by reference to our amended and restated memorandum and articles of association, which have been filed previously with the SEC, and applicable provisions of Cayman Islands law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $200,000,000 in the aggregate of:

●	Ordinary Shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into Ordinary Shares or other securities. The debt securities, the Ordinary Shares and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Ordinary Shares

The following are summaries of material provisions of our amended and restated memorandum and articles of association, corporate governance policies and the Cayman Companies Act insofar as they relate to the material terms of our Ordinary Shares.

General

Holders of Ordinary Shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders. Except as disclosed otherwise in this prospectus, none of the holders of Ordinary Shares have different voting rights from the other holders.

Dividends

The payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, our overall financial condition, available distributable reserves and any other factors deemed relevant by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profits or share premium account, provided that in no circumstances may a dividend be paid if this would result in us being unable to pay its debts as they fall due in the ordinary course of its business.

Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant. In addition, we are a holding company and depends on the receipt of dividends and other distributions from its subsidiaries to pay dividends on Ordinary Shares. When making recommendations on the timing, amount and form of future dividends, if any, our board of directors will consider, among other things:

●	our results of operations and cash flow;

●	our expected financial performance and working capital needs;

●	our future prospects;

●	our capital expenditures and other investment plans

●	other investment and growth plans;

●	dividend yields of comparable companies globally;

●	restrictions on payment of dividend that may be imposed on us by financing arrangements; and

●	the general economic and business conditions and other factors deemed relevant by our board of directors and statutory restrictions on the payment of dividends.

Liquidation

On the winding up of TOYO, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to us for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings. We, however, are required hold an annual shareholders’ meeting during each fiscal year, as required by the Nasdaq listing standards, unless we otherwise choose to exempt from such requirement. At least seven (7) calendar days’ notice shall be given for any general meeting. Our directors (acting by a resolution of the board of directors) or the chairman of the board may call general meetings, and must convene an extraordinary general meeting upon the requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all the issued and outstanding shares that as at the date of the deposit carry the right to vote at our general meetings. One or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third (1/3) of all votes attaching to all shares in issue and entitled to vote at such general meeting present in person or by proxy and entitled to vote will be a quorum for all purposes.

Transfers of Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable, or such lesser sum as our board of directors may from time to time require is paid to us in respect thereof.

The registration of transfers may, after compliance with any notice required of the Nasdaq Capital Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided always that the registration of transfers shall not be suspended nor the register closed for more than thirty (30) calendar days in any calendar year.

If our directors refuse to register a transfer, they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares. Any Ordinary Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.

Redemption and Repurchase of Shares

Subject to the provisions of the Cayman Companies Act, we may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or us. The redemption of such shares will be effected in such manner and upon such other terms as may be determine before the issue of the shares, by either the board or by the shareholders by ordinary resolution. We may also purchase its own shares (including any redeemable shares) on such terms and in such manner and terms have been approved by our board or by our shareholders by an ordinary resolution, or are otherwise authorised by our amended and restated memorandum and articles of association.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Continental Stock Transfer & Trust Company at 1 State Street 30th Floor, New York, NY 10004-1561.

Listing

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “TOYO.” Our warrants are listed on the OTC Markets under symbol “TOYWF.”

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our Company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our Ordinary Shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Ordinary Shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Ordinary Shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Ordinary Shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Ordinary Shares purchasable upon exercise, if any.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital – Ordinary Shares” and “Description of Warrants” will apply to each unit and to any Ordinary Shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●	on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	to or through a market maker other than on the Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such “at the market offerings”, if any, may be conducted by underwriters acting as principal or agent.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Robinson & Cole LLP to the extent governed by the laws of the State of New York, and by Harney Westwood & Riegels to the extent governed by the laws of the Cayman Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023, and for the period from its inception on November 8, 2022 through December 31, 2022, incorporated by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as set forth in their report, which contains an explanatory paragraph relating to substantial doubt about the ability of TOYO Co., Ltd. to continue as a going concern as described in Note 3 to the financial statements and is incorporated herein by reference, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 12, 2025;

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on May 20, 2025, August 5, 2025, September 9, 2025, September 12, 2025 and September 15, 2025;

(3)	the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-42153) filed with the Commission on June 28, 2024, including any amendment and report subsequently filed for the purpose of updating that description;

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 16F, Tennoz First Tower, 2-2-4, Higashi-Shinagawa, Shinagawa-ku, Tokyo, Japan 140-0002.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	tax neutrality;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to those of the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our amended and restated memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

A majority of our directors are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

1

Cayman Islands

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court”, of a debt or definite sum of money against TOYO (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against TOYO, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Singapore

SinCo is incorporated under the laws of the Republic of Singapore, and certain of its officers and directors are residents outside the United States. There is no treaty between the U.S. and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the U.S. based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore. In making a determination as to enforceability of a foreign judgment, the Singapore courts need to be satisfied that the foreign judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, a foreign judgment would be enforceable in Singapore unless procured by fraud, or if the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or if the enforcement thereof would be contrary to the public policy of Singapore, or if the judgment would conflict with earlier judgments from Singapore or earlier foreign judgments recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws.

Civil liability provisions of the federal and state securities law of the U.S. permit the award of punitive damages against SinCo and its directors and officers. The Singapore courts do not allow the enforcement of foreign judgments which amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the U.S. awarding such punitive damages would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws. Such determination has yet to be conclusively made by a Singapore court in a reported decision.

Vietnam

Vietnam is a party to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the “New York Convention”), and a few bilateral treaties relating to the recognition and enforcement of foreign judgments but not to any other multinational treaty in this regard. Foreign arbitral awards can be enforceable in Vietnam under the New York Convention after being recognized by Vietnamese courts in accordance with statutory procedures. However, in principle, Vietnam’s Civil Procedure Code provides that a civil judgment or decision of a foreign court is enforceable in Vietnam only if there is a treaty in this regard between Vietnam and such foreign country (including international treaties) or on a reciprocal basis. Vietnam’s Civil Procedure Code also sets out several grounds for Vietnamese courts to refuse the recognition and enforcement of foreign judgments and decisions or foreign arbitral awards. Therefore, it may be difficult to enforce in Vietnam any judgment or decision issued by a U.S. court against TOYO Solar or its directors and officers who are citizens of Vietnam.

Up to $30,000,000

Ordinary Shares

TOYO CO., LTD

PROSPECTUS SUPPLEMENT

Roth Capital Partners
H.C. Wainwright & Co.

April 22, 2026